1

Exhibit 99.1

COVANTA ANNOUNCES PURCHASE OF THE
DELAWARE VALLEY RESOURCE RECOVERY FACILITY

Secures Long-Term Control of Important Asset

MORRISTOWN, N.J., December 5, 2012 -- Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company") announced that it has purchased the Delaware Valley Resource Recovery Facility located in Chester, Pennsylvania from GE Energy Financial Services ("GE EFS") for $94 million in cash. The transaction includes the acquisition of approximately $122 million cash collateral trust and the assumption of $64 million in facility project debt principal. The purchase price was funded from cash on hand and available liquidity under the Company's revolving credit facility.

The Delaware Valley facility, which Covanta operates and previously leased from GE EFS, has a processing capacity of approximately 2,700 tons per day, providing sustainable waste management services to Delaware County, PA and surrounding communities.

Key transaction details include:

•	Secures ownership and long-term control of a large capacity, well-run facility in an attractive location;

•
The approximately $122 million cash collateral trust, which will be reflected as restricted cash on Covanta's balance sheet, will be utilized through 2019 to service project debt and to make cash distributions to the Company;

•	Immediately accretive to Adjusted EBITDA, Free Cash Flow, and Adjusted EPS.

“Acquiring ownership of the Delaware Valley facility is a smart financial transaction for us. In addition we will now enjoy the benefit of ownership which we believe will open new opportunities and strengthen our client relationship with the Delaware County Solid Waste Authority,” said Anthony Orlando, Covanta’s CEO and President.

About Covanta
Covanta Holding Corporation (NYSE: CVA) is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy's Office of Energy Efficiency and Renewable Energy. Covanta's 44 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta's modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into 9 million megawatt hours of clean renewable electricity and approximately 9 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaenergy.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Investor Contacts
Alan Katz
1.862.345.5456

Clare Rauseo

1.862.345.5236

IR@covantaenergy.com

Media Contact
James Regan
1.862.345.5216